Exhibit 99.1

BARRICK AND NOVAGOLD TO ADVANCE ONGOING DONLIN GOLD PROJECT OPTIMIZATION WITH APPROVED $8-MILLION DRILL PROGRAM

June 22, 2017 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (NYSE/TSX: NG) (“NOVAGOLD”) and its partner Barrick Gold Corporation (NYSE/TSX: ABX) (“Barrick”) are pleased to announce that Donlin Gold LLC, the co-owned operating company which is advancing the Donlin Gold project in Alaska, has approved a drill program designed to further optimize the project.

After completing extensive analysis of the project’s parameters, Barrick and NOVAGOLD concluded that the potential exists to enhance the project economics through a more cost-effective project execution plan that could substantially reduce upfront capital. To this end and to support this effort, the partners have approved an $8-million budget (100% basis) for a drill program designed to collect geologic and geotechnical data this year.

The work of technical experts from Barrick and NOVAGOLD has been focused on ways to capitalize on the flexibility inherent in Donlin Gold’s unique characteristics of large size, superior grade and exceptional exploration upside. The approved program has been developed as a direct consequence of very encouraging results that were achieved from a series of wide-ranging optimization evaluations of the ore body resulting in an operationally sound and potentially financially attractive development approach. Meanwhile, the Donlin Gold team remains focused on completing the on-going permitting activities, which are advancing as planned.

 “We are encouraged by the prospects to further optimize the Donlin Gold project, which has the potential to be the largest pure gold mine in the world –in one of the safest jurisdictions of the world. Donlin Gold is a unique asset, which provides Barrick stakeholders with significant optionality,” said Kelvin Dushnisky, President of Barrick. “This jointly-developed program is a reflection of our partnership approach as we work to advance Donlin Gold with financial discipline and with a strong focus on environmental and social responsibility.”

Greg Lang, NOVAGOLD’s President and Chief Executive Officer, added the following: “Donlin Gold’s size, grade, production profile, exploration potential, mine life, community support and jurisdictional safety render it a unique asset in the gold industry. Both partners envision Donlin Gold to be a pacesetter in the mining sector and are completely aligned in their objectives to optimize the project. As permitting activities approach their conclusion, we believe that the approved field work will reaffirm Donlin Gold’s status as the asset best positioned to capitalize on the resumption of the long-term bull market in gold.”

Permitting Activities

Barrick and NOVAGOLD are encouraged to see significant progress as they work through the final stages of permitting and completing these activities in the most efficient manner possible. The project’s lead permitting agency, the U.S. Army Corps of Engineers (the “Corps”), is working with the cooperating agencies to complete the final Environmental Impact Statement (EIS) by addressing public comments received on the Donlin Gold draft EIS. As disclosed in their latest schedule, the Corps anticipates the publication of the final EIS in early 2018. Work also continues with state and federal agencies to advance all other required permits, including the Clean Water Act Sections 404 and 10 permit, integrated waste management permit, water discharge permit, air quality permit, dam safety approvals, water use permits, and fish habitat permits, as well as the land and shoreline lease and right-of-way approvals.

About the Donlin Gold Project

The Donlin Gold project has 39,000,000 ounces of gold measured and indicated resources1 with a grade averaging 2.2 grams of gold per tonne (100% basis), making it one of the largest and highest-quality undeveloped gold deposits in the world, located in Alaska, the second largest gold-producing state in the United States. As per the Second Updated Feasibility Study (defined below), it is projected to average approximately 1,100,000 ounces of gold production per year (with initial production averaging 1,500,000 ounces per year) over an anticipated 27-year life. The mineral resources are encompassed in only three kilometers of an eight-kilometer gold mineralized trend, providing the owners with exceptional exploration opportunities. The project appreciates the strong support provided from its native corporation partners, as well as from the state government and its representatives.

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1 Donlin Gold data as per the Second Updated Feasibility Study effective November 18, 2011, as amended January 20, 2012. Represents 100% of measured and indicated resources (541 million tonnes at an average grade of approximately 2.2 grams per tonnes) of which NOVAGOLD’s share represents 50%.

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Scientific and Technical Information

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved the scientific and technical information related to the Donlin Gold project contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Senior Stakeholder Relations Specialist

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the enhancement of the Donlin Gold Project economics, timing of permitting and potential development of Donlin Gold are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding the 2017 outlook; exploration potential of Donlin Gold; perceived merit of properties; anticipated timing and content of an updated feasibility study; anticipated permitting timeframes; exploration results and budgets; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation for the continued development of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2016 with the United States Securities and Exchange Commission, Canadian securities regulators, and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of the “inferred resources” will ever be upgraded to “indicated resource”, “measured resource”, or “mineral reserve” status. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Neither Donlin Gold nor Galore Creek have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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